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                                                                    EXHIBIT 10.9

                       [CITIGATE SARD VERBINNE LETTERHEAD]

NEWS

FOR IMMEDIATE RELEASE

                            Contact: George Sard/Anna Cordasco/Paul Caminiti Citigate Sard Verbinnen
                                      212/687-8080

     VECTOR GROUP RAISES $100 MILLION IN PRIVATE EQUITY AND DEBT PLACEMENTS

  PROCEEDS TO FUND ADVERTISING AND PROMOTION OF NEW OMNI(TM) CIGARETTE PRODUCTS

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         MIAMI, FL, MAY 16, 2001 - Vector Group Ltd. (NYSE: VGR) today announced that it has raised approximately $100 million through private debt and equity offerings.

         The Company entered into an agreement today with High River Limited Partnership, an investment entity owned by Carl Icahn, under which High River will purchase 1,639,344 shares of Vector Group common stock at $30.50 per share, the market price when negotiations between the parties concluded subject to agreement on documentation. Pursuant to the agreement, High River has agreed not to sell or transfer the shares in the public markets for a one-year period. Following the purchase of the new shares, Carl Icahn will own approximately 13% of Vector Group's outstanding shares.

         In addition, on May 8, 2001, a subsidiary of the Company agreed to the material terms for the issuance at a discount of 10% senior secured notes due March 31, 2006 to certain institutional investors. The sale of the notes in a private placement through Jefferies & Company, Inc. was completed on May 14, 2001. The proceeds from the offering were approximately $50 million before fees and expenses.

         Vector Group intends to use the proceeds of these offerings to fund the advertising and promotion of Vector Tobacco's new Omni(TM) and Omni Free(TM) cigarette products and for general corporate purposes. Vector Tobacco has the



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rights to a process that enables the production of tobacco that is virtually free of nicotine and virtually free of tobacco specific nitrosamines (TSNAs), a potent carcinogen found in tobacco. In addition, Vector Tobacco has developed a proprietary technology that significantly reduces one of the most serious cancer-causing agents in cigarettes, carcinogenic polycyclic aromatic hydrocarbon (PAH) compounds. Vector Group expects to introduce these new products later this year and in early 2002 under the names Omni(TM) and Omni Free(TM). Both Omni(TM) and Omni Free(TM) are lighted, smoked and taste the same as conventional cigarettes.

         Vector Group is a holding company that indirectly owns Liggett Group Inc., Vector Tobacco and a controlling interest in New Valley Corporation.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "ANTICIPATES", "BELIEVES", "ESTIMATES", "EXPECTS", "PLANS", "INTENDS" AND SIMILAR EXPRESSIONS. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, SUCH STATEMENTS. THESE RISKS, UNCERTAINTIES AND CONTINGENCIES INCLUDE, WITHOUT LIMITATION, THE CHALLENGES INHERENT IN NEW PRODUCT DEVELOPMENT INITIATIVES, THE COMPANY'S ABILITY TO RAISE THE CAPITAL NECESSARY TO GROW ITS BUSINESS, POTENTIAL DISPUTES CONCERNING THE COMPANY'S INTELLECTUAL PROPERTY, POTENTIAL DELAYS IN OBTAINING ANY NECESSARY GOVERNMENT APPROVALS OF THE COMPANY'S PROPOSED VIRTUALLY NICOTINE-FREE TOBACCO PRODUCTS, POTENTIAL DELAYS IN OBTAINING THE TOBACCO NEEDED TO PRODUCE THE COMPANY'S PROPOSED NEW PRODUCTS, MARKET ACCEPTANCE OF THE COMPANY'S PROPOSED NEW PRODUCTS, COMPETITION FROM COMPANIES WITH GREATER RESOURCES THAN THE COMPANY AND THE COMPANY'S DEPENDENCE ON KEY EMPLOYEES. SEE ADDITIONAL DISCUSSION UNDER "RISK FACTORS" IN ITEM 1 OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR ADVISE UPON ANY SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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